EXHIBIT 99.1
                                                               ------------







                    NEWELL RUBBERMAID 2002 ANNUAL REPORT
              [Graphics of Newell Rubbermaid products omitted]


   OUR 24 POWER BRANDS are valuable, pervasive, extendable brands that touch every retail channel and every consumer's life.

   Sharpie{R}          [Logo]
   Paper Mate{R}       [Logo]
   Calphalon{R}        [Logo]
   Vise-Grip{R}        [Logo]
   Irwin{R}            [Logo]
   StainSheild{TM}     [Logo]
   Blue Ice{R}         [Logo]
   Levolor{R}          [Logo]
   Shur-Line{R}        [Logo]
   TakeAlongs{R}       [Logo]
   Goody{R}            [Logo]
   Rubbermaid{R}       [Logo]
   Kirsch{R}           [Logo]
   Parker{R}           [Logo]
   Little Tikes{R}     [Logo]
   Waterman{R}         [Logo]
   Lenox{R}            [Logo]
   Brute{R}            [Logo]
   Graco{R}            [Logo]
   Marathon{R}         [Logo]
   BernzOmatic{R}      [Logo]
   Quick-Grip{R}       [Logo]
   Colorific{R}        [Logo]
   Roughneck{R}        [Logo]


        THIS ANNUAL REPORT SHOULD BE READ IN CONJUNCTION WITH NEWELL RUBBERMAID'S PROXY STATEMENT, DATED MARCH 24, 2003, AND THE 2002 FORM
      10-K. COPIES OF THE PROXY STATEMENT AND FORM 10-K MAY BE OBTAINED
                     ONLINE AT WWW.NEWELLRUBBERMAID.COM.


   INTERNAL SALES GROWTH 3.3%
                  OPERATING INCOME 10.4%
                                 WORKING CAPITAL 25.8%

   Newell Rubbermaid is a global manufacturer and full-service marketer of branded consumer products and their commercial extensions, serving the needs of volume purchasers, including department stores, discount stores and warehouse clubs, as well as home centers, hardware stores, commercial distributors, office superstores and contract stationers. We market a multi-product offering of branded consumer products, backed by an obsession with customer service excellence and new product development. Our current portfolio includes 24 power brands, and we operate under four highly focused business groups: Rubbermaid, Sharpie, Irwin and Calphalon.

                                                                                     Worldwide Sales             % of Total
                                                      Power Brands            (in millions)      % Increase      NWL Sales
                                                      ------------            -------------      ----------      ----------
     RUBBERMAID
     This group is a world leader in indoor           Rubbermaid{R}               2002              1.0%           34.8%
     and outdoor organization, storage and           StainShield{TM}            $2,592.4                         [Pie chart
     cleaning products. This group also               TakeAlongs{R}                                               omitted]
     includes juvenile products, such as              Roughneck{R}                2001
     swings, highchairs, strollers, car                 Brute{R}                $2,565.6
     seats, toys and furniture.                        Blue Ice{R}
                                                        Graco{R}
                                                     Little Tikes{R}

     SHARPIE GROUP
     This group is a world leader in                   Sharpie{R}                 2002              6.1             25.6
     writing instruments with a product               Paper Mate{R}             $1,908.7                         [Pie chart
     offering that includes pens, pencils,             Waterman{R}                                                omitted]
     markers, juvenile writing instruments              Parker{R}                 2001
     and fine writing instruments. This               Colorific{R}              $1,799.4
     group also includes hair care                      Goody{R}
     accessories.

     IRWIN GROUP
     This group includes an extensive                   Irwin{R}                  2002              24.9            23.2
     global offering of hand tools, power               Lenox{R}                $1,727.3                         [Pie chart
     tool accessories, window furnishings,            Vise-Grip{R}                                                omitted]
     cabinet hardware, decorative trim,                Marathon{R}                2001
     paint applicators and propane torches.           Quick-Grip{R}             $1,382.6
                                                     BernzOmatic{R}
                                                      Shur-Line{R}
                                                       Levolor{R}
                                                        Kirsch{R}

     CALPHALON HOME GROUP
     This group showcases a worldwide                 Calphalon{R}                2002              5.5             16.4
     product offering of branded cookware,                                      $1,225.5                         [Pie chart
     bakeware, cutlery and kitchen                                                                                omitted]
     accessories. Also included is Anchor                                         2001
     Hocking glassware and food service                                         $1,161.7
     products, as well as Burnes of Boston
     and Connoisseur picture frames and
     photo albums.


   FREE CASH FLOW  $392 MILLION       ROIC  10.5%

   Our five key measures and goals:
   -------------------------------

   INTERNAL SALES - MINIMUM GROWTH LEVEL OF 5%
   Net sales growth for businesses we have owned longer than one year, including minor acquisitions and divestitures.

   OPERATING INCOME - 15%
   Operating income, excluding restructuring and other non-recurring charges, as a percentage of sales.

   WORKING CAPITAL - MAXIMUM OF 20%
   Five-quarter average of accounts receivable plus inventory, net of accounts payable, divided by trailing 12-month sales.

   FREE CASH FLOW - GROW FREE CASH FLOW IN LINE WITH EARNINGS GROWTH Cash flow provided by operations, net of dividends and capital expenditures.

   RETURN ON INVESTED CAPITAL - MINIMUM OF 15%
   Trailing 12-month after-tax operating income divided by a five-quarter average of debt and equity.
   ____________________________________________________________________

                                     2000     2001     2002
                                     ----     ----     ----
   INTERNAL SALES GROWTH
     (percent increase)                .5    (7.6)      3.3

   OPERATING INCOME
     (percent of net sales)          12.9     9.5      10.4

   [Bar graphs omitted]
   ____________________________________________________________________

                                     2000     2001     2002
                                     ----     ----     ----
   WORKING CAPITAL
     (percent of net sales)          28.9    29.6      25.8

   FREE CASH FLOW
     (in millions of dollars)          82     392       392

   RETURN ON INVESTED CAPITAL
     (percent)                       10.7     7.9      10.5

   [Bar graphs omitted]


   [Picture of Joseph Galli, Chief Executive officer, omitted]



   TO OUR SHAREHOLDERS:

   THESE ARE EXCITING TIMES AT NEWELL RUBBERMAID as we continue to transform into a consumer-focused, new product driven company. We are encouraged by our substantial progress. In 2002, we achieved strong internal sales growth of 3.3%, the highest in over four years, and earnings per share grew 15% to $1.58, excluding charges. Just as important, we demonstrated meaningful improvement in all five of our key financial measures.

        We achieved these results by controlling our destiny in a difficult macroeconomic environment. Today, our focus remains fixed on what is strategically vital to us - organic growth through New Product Development, Marketing and Strategic Account Management. In addition, we have made broad-based improvements in our cost structure that are providing the resources for these growth strategies.

        We are also encouraged by the enormous potential we see for our brands. We estimate that our sales account for only 2% of a $370 billion worldwide marketplace for consumer products and their commercial extensions. By executing our strategic initiatives and controlling our destiny, we will capture a larger share of this enormous market. Our results to date provide early evidence that we are right on track.

        To further strengthen our presence in the worldwide marketplace, we acquired two outstanding hardware companies, American Tool in April 2002, and American Saw in January 2003. These hardware companies bring us five power brands: Lenox{R}, Irwin{R}, Marathon{R}, Vise-Grip{R} and Quick-Grip{R}, and position us as a strong player in the global hand tool and power tool accessories market.

   HOW WE WIN. At Newell Rubbermaid we have formulated a thoughtful, comprehensive plan to maximize our company's long-term results. We call this our "How We Win" roadmap. It keeps us focused on the right measures, the right strategy, the right organization, the right operating cycle and the right culture. In short, our roadmap provides the direction we need to win in the marketplace and create value for our shareholders.

   THE RIGHT MEASURES. All of our businesses measure their performance by the same yardstick, using five key measures: INTERNAL SALES GROWTH, OPERATING INCOME, WORKING CAPITAL, FREE CASH FLOW AND RETURN ON INVESTED CAPITAL (ROIC). Collectively, they indicate how well we are executing our strategies.


                      "... there are no boundaries for
                     Newell Rubbermaid and our powerful
              portfolio of brands, only immense opportunities."


   INTERNAL SALES GROWTH was 3.3% in 2002, versus a 7.6% sales decline in 2001. This significant sales growth was accomplished despite reducing sales to certain high-risk customers. Historically, we struggled to grow our existing businesses, and instead, relied on acquisitions for sales growth. Today, we are focusing on growing sales organically. We believe we will reach a minimum 5% sustainable annual internal sales growth rate by 2004.

   OPERATING INCOME as a percentage of sales, excluding restructuring and other non-recurring charges, rose to 10.4% in 2002, versus 9.5% in 2001. Our plan is to grow operating income to 15% by improving our gross margin through a combination of increased productivity, high-margin new products and better product mix management. As operating margins begin to exceed 15%, we will invest more heavily in new product and marketing initiatives to ensure an even higher future growth rate.

   WORKING CAPITAL as a percentage of sales improved to 26% in 2002, versus 30% in 2001. Working capital improvement is vital to providing cash flow and allows us to further strengthen our balance sheet. We made good progress on reducing our working capital, and believe we have significant opportunities to further reduce inventory and to increase payables.

   FREE CASH FLOW reached $392 million in 2002, equaling our record performance in 2001. Our free cash flow during 2002 is an important reflection of the quality of our earnings. Essentially, it enabled us to purchase American Tool. Over the next 12 to 18 months, our priority will be to reduce debt rather than invest in significant acquisitions.

   ROIC improved to 10.5% in 2002, versus 7.9% in 2001. Results in 2002 demonstrate that we are more effectively using our capital by improving our earnings, reducing our working capital and better utilizing our fixed capital. Our intermediate goal is to reach 15% ROIC, and long-term, we will target 20% ROIC or greater.

   THE RIGHT STRATEGY. At Newell Rubbermaid, our six strategic initiatives provide us with a consistent template for driving operating improvements to achieve our long-term financial goals.

        Two initiatives, Productivity and Streamlining, target cost reductions to provide funds for our growth initiatives. We're not looking to be pioneers here; we only need to implement best practices already established by other world-class companies.

        The remaining four initiatives drive growth: New Product
   Development, Marketing, Strategic Account Management and
   Collaboration. They make up our "special sauce" because we believe they will provide us with an unassailable competitive advantage.


        The pages that follow this letter will further describe the six strategic initiatives, along with a discussion of our Power Brands and Phoenix Program.

   THE RIGHT ORGANIZATION. We are aligning our organizational structure to support our strategic plan. We have been extremely fortunate in attracting outstanding people and infusing their talent into strategic functions. In 2002, we enhanced our senior management team by adding 55 external hires and promoting 51 internal employees to the vice president level and above. Bottom line: We now have one of the most highly talented, passionate and results-oriented teams in the consumer products industry.


                                     2000     2001     2002
                                     ----     ----     ----
   NET SALES
   (in billions of dollars)           6.9      6.9      7.5


                                       Q1    Q2    Q3    Q4
                                       --    --    --    --
   STRATEGIC ACCOUNT SALES
     GROWTH 2002 (percent increase)    11    12    19    16

   [Bar graphs omitted]

        Our Phoenix Program, a network of over 500 recent college graduates serves as our in-store sales force, focusing on our strategic customers. We have hired over 1,000 Phoenicians from 128 universities since this program was established in 2001. Their impact has been substantial - sales to our eight largest strategic accounts are up 15% for the year and our relationships with these retailers are stronger than ever. The Phoenix Program continues to be a source of future company leaders and we have already promoted 255 high-potential Phoenicians.

        We concentrate heavily on training and developing the leadership talent we identify within our organization. Our training hits every level in the company, from newly hired Phoenicians to senior executives. Our senior executives attend "Breakthrough Leadership", an intensive week-long session of training taught by our company executives and board members. The subjects: HOW TO DEVELOP OUT-STANDING LEADERSHIP SKILLS AND HOW TO DRIVE BREAKTHROUGH
   IMPROVEMENTS AT NEWELL RUBBERMAID.

        Our strong commitment to developing our people will be further amplified at our new global corporate headquarters in Atlanta, Georgia, which will include a sophisticated world-class training center.

   THE RIGHT OPERATING CYCLE. Our operating cycle is a series of monthly, quarterly and annual reviews. Previously, our businesses were fiercely independent, operating with their own strategies, metrics and timetables. Today, consistency is our operating standard. A consistent company-wide operating cycle now ensures that we are collaborating on the right things at the right time using a common language.

   THE RIGHT CULTURE. We are changing our company from the top down and the bottom up - driving a new way of thinking across all levels of our organization. We are creating a collaborative, responsive organization that is, above all, results-oriented. And while we recognize that culture cannot change overnight, there is clearly a growing esprit de corps in our organization.

   WHERE WE GO FROM HERE. We are encouraged by our performance in 2002 and we believe we are on the right track. Nevertheless, we recognize that there is still more to be done. How we grow from this point is spelled out in our six strategic initiatives and five key measures. What follows in the narrative is a look at those strategies in action, and how they are reshaping our company.

        As we see it, there are no boundaries for Newell Rubbermaid and our powerful portfolio of brands, only immense opportunities. We believe that we have the right strategy and people in place to deliver consistent, long-term results.

        Above all, we have the right attitude. Our culture centers on the passion we all have for our business. Our people are a critical part of making Newell Rubbermaid one of the great companies of the world. In fact, the changes you will read about in this annual report could not have happened without the singular focus and dedication of Newell Rubbermaid's 47,000 employees.

        Together, we control our destiny.


   /s/ Joseph Galli
   Joseph Galli
   Chief Executive Officer


                                POWER BRANDS
                  [Pictures of products being used omitted]


   OUR BRANDS TOUCH EVERY RETAIL CHANNEL - AND EVERY CONSUMER'S LIFE. At Newell Rubbermaid, we make every-day products - things people need to make everyday living easier, more comfortable and more enjoyable. But our competitors make these types of products, too. So what sets Newell Rubbermaid apart? Quite simply, the power of our brands.

   OUR BRANDS ARE VALUABLE. Newell Rubbermaid offers some of the most demanded retail brands in the market-place. Our portfolio includes 24 prominent, consumer-focused power brands that we streamlined from over 260 trade-focused brands. They are established market leaders that have top-of-mind presence with virtually every consumer. When people think of home storage and organization, they think Rubbermaid{R}. For cooking, they trust Calphalon{R}. For building projects, Irwin{R} tools get the job done. And for something as personal as an autograph, they reach for a Sharpie{R} marker.

   OUR BRANDS ARE PERVASIVE. They touch every retail sales channel, from grocery stores and discount stores to warehouse clubs and home centers. From office superstores and department stores to web-based retailers. Wherever consumers work, live and play, you'll find our products.

   OUR BRANDS ARE EXTENDABLE. This gives us the advantage of re-branding existing products to strengthen their marketability. Or in the case of Rubbermaid{R} TakeAlongs{R} containers, using the recognized Rubbermaid{R} brand to enter a new product category. These are just two of the many ways we unlock the power of our brands.


              [Picture of woman holding TakeAlongs{R} omitted]

        RUBBERMAID{R} TAKEALONGS{R} ARE SEMI-DISPOSABLE FOOD STORAGE CONTAINERS INTRODUCED IN 2002. LEVERAGING THE POWERFUL RUBBERMAID{R} BRAND WITH A SUPERIOR NEW PRODUCT, TAKEALONGS{R} HAVE CAPTURED A SIGNIFICANT POSITION OF THIS KEY MARKET SEGMENT IN LESS THAN ONE YEAR. AN EXPANDED LINE OF TAKEALONGS{R} WILL LAUNCH IN 2003.


                  [Picture of man using equipment omitted]


        IRWIN IS INVESTING IN TECHNOLOGY TO DRIVE PRODUCTIVITY ON
        THE FACTORY FLOOR. THIS GRINDER AUTOMATES MULTIPLE STEPS OF THE MANUFACTURING PROCESS OF DRILL BITS INTO A SINGLE STEP - IMPROVING THROUGHPUT AND REDUCING LABOR AND MATERIAL
        HANDLING COSTS.


                                PRODUCTIVITY


   OUR STRATEGY FOR PRODUCTIVITY IS DRIVEN BY A SIMPLE IDEA - CHALLENGE EVERY COST. At Newell Rubbermaid we have a continuous improvement mindset, or as we like to call it, a "raise the bar" culture, that is at the heart of our productivity initiative. Our objective is to become the best-cost supplier to our customers. To accomplish that, we're challenging every component of our cost of production and transportation. Our annual objective is to reduce total cost 5% year over year.

        Our Irwin group leads the company in driving productivity breakthroughs. Irwin began by addressing their greatest opportunity for savings - purchasing. Purchased materials represent more than 50% of total cost of goods sold. Irwin was able to leverage Newell Rubbermaid's consolidated purchasing power to drive lower cost and reduce complexity in their supply chain.

        Irwin also reduced the number of their suppliers by over 16% in 2002, and expects another 25% reduction in 2003. In addition, they introduced a "supplier scorecard" to measure supplier productivity and promote operational excellence in their supply chain. In purchasing alone, Irwin achieved over 5% productivity in 2002.

        Next, the Irwin group looked at manufacturing costs, closing 18 manufacturing facilities, streamlining excess capacity and shifting production to lower-cost countries. This shift to lower-cost countries positions Irwin for future global expansion.

        Distribution and transportation is another source for productivity. Irwin's early progress in this area includes establishing a core North American freight carrier program that reduced the number of carriers from roughly 1,200 to 200. Not only has that significantly decreased complexity, but it also reduced the cost of shipping.

        On the factory floor, Irwin is focusing on operational excellence to boost manufacturing productivity, quality and safety. Irwin uses value stream mapping, Kaizen and other lean manufacturing principles to improve material flow, reduce scrap, minimize down time and achieve continuous improvement in cost, quality and service levels. And to improve their process capabilities, Irwin is making high-return investments in new equipment, technology and preventive maintenance programs. The result for Newell Rubbermaid: world-class operations that will support our future growth.


   RIGHT: AFTER 25 YEARS OF EXCELLENCE IN PRODUCT DESIGN, CALPHALON TAKES THEIR MARKETING TO THE NEXT LEVEL WITH THE CALPHALON CULINARY CENTER IN CHICAGO, ILLINOIS. [Picture omitted]

   BELOW: CALPHALON LAUNCHED AN EXCITING NEW LINE OF PRODUCTS IN 2002 CALLED COOKING WITH CALPHALON{R}, AN EXCLUSIVE LINE AT KOHL'S.
   [Picture omitted.]


                                STREAMLINING


   THE SG&A SAVINGS FROM STREAMLINING OPERATIONS DON'T GO DIRECTLY TO THE BOTTOM LINE - WE USE THEM TO INVEST IN AND GROW OUR TOP LINE. Streamlining goes hand in hand with improving productivity. We are focused on reducing non-strategic and non-value-added SG&A activities across our organization. We're centralizing administrative functions, reducing excess layers and eliminating non-strategic spending. We're creating a leaner, more flexible organization.

        Streamlining isn't just about savings, it's about investing those savings into strategic SG&A activities. Our Calphalon Home group is a great example of streamlining success. In 2002, Calphalon used their streamlining savings to launch the new Calphalon Culinary Center in Chicago. This is one of our many new grass roots marketing programs.

        In addition to generating valuable media publicity for the Calphalon{R} brand, the center is putting our products in the hands of consumers. Chefs at the Culinary Center conduct lectures, demonstrations and hands-on cooking classes with the seamless integration of Calphalon{R}products.

        The results have been so successful that we're opening a Culinary Center in Toronto in 2003 and up to 30 other schools over the next 5 years.

        Calphalon also invested their SG&A savings into a dedicated Phoenix team to support its launch of Cooking with Calphalon{R}. This is an exclusive line of cookware for Kohl's, one of our strategic customers.

        Calphalon's success is one of many examples of effective streamlining by Newell Rubbermaid in 2002. Further streamling initiatives will provide the funds for even more exciting marketing programs in the future.


                    [Pictures of culinary school omitted]

                           NEW PRODUCT DEVELOPMENT
                   [Background graphic of drawing omitted]


   LEFT: EARLY PROTOTYPES ARE "FRANKENSTEINS" - ROUGH "CUT-AND-PASTE" MODELS THAT DISPLAY FUNCTIONAL ATTRIBUTES. [Picture omitted]

   CENTER: LATER MODELS INCORPORATE FUNCTIONAL DESIGN WITH AESTHETICS. [Picture omitted]

   RIGHT: FINAL PROTO-TYPES USE STEREOLITHOGRAPHY TECHNOLOGY FOR A HIGH-QUALITY ATTRACTIVE MODEL TO SHOW TO OUR RETAIL CUSTOMERS. [Picture omitted.]

   AS SHOWN ABOVE, WE DEVELOP NUMEROUS PROTOTYPES THROUGHOUT OUR NEW PRODUCT DEVELOPMENT PROCESS. USING THESE MODELS, WE SOLICIT FEEDBACK FROM CONSUMERS AND FROM OUR RETAIL PARTNERS TO DEVELOP INNOVATIVE NEW PRODUCTS.



   NEW IDEAS YOU ASKED FOR

   RUBBERMAID{R} STAIN SHIELD{TM} FOOD STORAGE CONTAINERS RESIST TOMATO STAINS - EVEN IN MICROWAVES GRACO{R} TURBOBOOSTER{TM} A CAR SEAT THAT GROWS WITH YOUR CHILD RUBBERMAID{R} CORNER DECK BOX MAKES USE OF UNUSED SPACE LITTLE TIKES{R} GOOFY GIGGLES{TM} THE GROW-WITH-ME REMOTE CONTROL

                    [Pictures of above products omitted]


   OUR NEW PRODUCT DEVELOPMENT PROCESS IS DRIVEN BY A STRONG POINT OF VIEW - THE CONSUMER'S. Keeping ahead of the competition means differentiating our brands - not with commodity products, but with impactful, innovative and patentable new products to meet consumer needs. We've done this by developing an aggressive new product development program - one in which the consumer now plays a pivotal role.

        The Rubbermaid group has taken the lead in our new product development model, taking it from an engineering-driven process to a consumer-driven process. Their best practices have been shared across the company and the results have been remarkable. In fact, we introduced more new products in 2002 than we had in the last three years combined. More than just new, the products we develop are unique in their categories. They offer patentable features, fashion-forward styling and satisfy unmet consumer needs. Most importantly, this type of product differentiation warrants higher margins for both Newell Rubbermaid and our retailers.

        In 2002, the launch of the revolutionary Stain Shield{TM} food storage containers was the largest single new product launch in our 100-year history. Consumers asked for a food storage container that would resist tomato sauce stains, even in the microwave. In the end, we not only had a highly profitable new product, but a proven technology for use in other new products company wide.

        And in the youth booster seat market, the new sporty Graco{R} TurboBooster{TM} car seat has redefined child safety and comfort. The TurboBooster{TM} has safety features like energy-absorbing foam that provide added side impact protection and it has a head support for comfort that can be easily adjusted as a child grows.

        The Corner Deck Box is another exciting new product from Rubbermaid that will launch in early 2003. The water-proof Corner Deck Box helps the consumer stay organized and its unique design makes use of space in the corner of the deck. Another winner for 2003 is the Goofy Giggles{TM} Remote Control from Little Tikes. This toy creates a fun and unique learning environment for children. When touched, it giggles and scoots away, encouraging crawling. As children develop, they can use the remote control ring, which aids in the development of their motor skills.


        Rubbermaid will also launch a new family of coolers in 2003. Consumers demanded large coolers that are easy to transport during family activities. Rubbermaid responded by applying their new product development model involving end-users in every step of the process. The result is a functional and fashionable cooler with innovative features such as a split lid with deep cupholders, a retractable "luggage like" pull handle, and dual material wheels - another example of our commitment to a full new product pipeline.


   KURT BUSCH WON HIS FIRST CAREER WINSTON CUP RACE AT THE BRISTOL MOTOR SPEEDWAY. WE LOVE TO SEE THE RUBBERMAID CAR IN VICTORY LANE, BUT OUR SPONSORSHIP OF NASCAR IS REALLY ABOUT GRASS ROOTS MARKETING. NASCAR IS AMERICA'S FASTEST GROWING SPECTATOR SPORT, DRAWING OVER 10 MILLION FANS PER YEAR IN ATTENDANCE AND 250 MILLION TELEVISION VIEWERS.
   NASCAR FANS HAVE THE HIGHEST BRAND LOYALTY OF ANY SPORT, AND WE BELIEVE OUR SPONSORSHIP IS A HIGH-RETURN INVESTMENT.

                       [Picture of Kurt Busch omitted]


   LEFT:  SHARPIE{R} "TERRELL OWENS" HOLIDAY PRINT AD [PICTURE OMITTED]

   CENTER: "HOW DO YOU USE YOUR SHARPIE{R}?" TELEVISION AND PRINT AD CAMPAIGN [PICTURE OMITTED]

   RIGHT:  GOODY SPONSORS THE NATIONAL SPIRIT GROUP [PICTURE OMITTED]


                                  MARKETING


   WE FOCUSED OUR MARKETING EFFORTS ON THE CONSUMER TO INCREASE DEMAND FOR OUR HIGH-IMPACT NEW PRODUCTS. Zero to $40 million in two years. For a company's advertising budget, it's a phenomenal growth pace. It's money well spent - both to reinforce our power brands and to promote our impactful, high-margin new products.

        Increased advertising is just one part of our marketing strategy. We're also reaching out to consumers in a variety of hands-on ways - creating heightened consumer demand for our products through grass roots marketing. It includes innovative concepts such as the Phoenix Program, our aggressive in-store sales force, NASCAR and other event marketing. These programs put Newell Rubbermaid products directly into the hands of consumers, generating brand loyalty and building a strong, word-of-mouth following.

        Our Sharpie{R} marker sales grew 23% during 2002, driven, in part, by our marketing campaigns. For television advertising, the "How do you use your Sharpie{R}" campaign highlighted the diverse and creative ways people use the world's most popular marker. For print advertising, Sharpie ran a holiday ad that was inspired by San Francisco 49ers Terrell Owens's spontaneous use of a Sharpie{R}. On a nationally televised NFL game, he ceremoniously pulled a Sharpie{R} marker out of his sock and used it to sign his touchdown football. The value of the media coverage generated by that single action is immeasurable.

        In collaboration with Newell Rubbermaid's overall sponsorship of NASCAR, Sharpie sponsors the Sharpie{R} 500. The televised Bristol, TN night race is one of the most popular, highly rated races in the circuit, and, after two years of sponsorship, has energized the Sharpie{R} brand. The Sharpie{R} 500 is not just a race, but an entire weekend of activities, featuring the Newell Rubbermaid Block Party. The Block Party includes product demos and interactive displays that reach tens of thousands of consumers over the course of the weekend.

        The Sharpie group's Goody division is also driving demand through grass roots marketing efforts. This year, Goody announced its sponsorship of the National Spirit Group, an organization that reaches more than three million cheerleaders and dancers across the nation. This sponsorship leverages the Goody{R} brand and heightens its visibility as a fashion leader in hair care accessories. Their focus on this extremely influential segment of the teen market helped drive their double-digit sales increase in 2002.

        Television and print advertising campaigns, combined with powerful grass roots marketing events will continue to play an integral role in strengthening consumers' preference for Newell Rubbermaid brands.


                                  STRATEGIC
                             ACCOUNT MANAGEMENT


   WE'RE GROWING OUR COMPANY WITH THE RIGHT RETAILERS. Not all retailers are the same. Some are growing at an accelerated rate that offers us greater opportunity. At Newell Rubbermaid, we have a name for those customers: Strategic Accounts.

        For Strategic Accounts, we focus our resources and efforts on new ways to grow their business as well as our own. Our strategic customers have priority for new product introductions like Rubbermaid{R} TakeAlongs{R} containers and Calphalon{R} cutlery. They also have priority for marketing investments such as support from our Phoenix Program. We commit our time and best talent to partner with these customers, and, as a result, they see as much opportunity in Newell Rubbermaid as we see in them.

   Strategic Account Management also drives our Key Account program. This program, launched in 2001, established three distinct sales organizations, each headed by its own president, to address the specific needs of Wal*Mart, The Home Depot and Lowe's. Each Key Account also has a dedicated team of Phoenicians driving sales at the store level. Working closely with these Strategic Accounts, we're able to customize services, enhance our response time, and most importantly, build stronger relationships.

        In 2002, Strategic Accounts represented 40% of our domestic business and sales to our top eight Strategic Accounts grew 15%. These are strong results and we are just beginning to tap the enormous potential of all our Strategic Accounts.


   MIKE SCHUMAKER, A WAL*MART PHOENICIAN, GETS AN EARLY START AT THE NILES, ILLINOIS STORE. A DEDICATED PHOENIX TEAM IS ONE OF THE WAYS WE INVEST IN OUR STRATEGIC ACCOUNTS LIKE WAL*MART. OUR PHOENICIANS HELPED DRIVE OUR 9% SALES INCREASE TO WAL*MART IN 2002

                     [Picture of Mike Schumaker omitted]


        SHARPIE{R} SALES AT THE HOME DEPOT HAVE IMPROVED SIGNIFI-CANTLY DUE TO THE EFFORTS OF OUR PHOENICIANS, LIKE KEVIN GLADSTONE. BECAUSE OF SHARPIE'S MANY USES, CREATIVE MERCHANDISING CAN HAVE A TREMENDOUS IMPACT ON SALES.

                    [Picture of Kevin Gladstone omitted]


                       [Phoenix Program Logo Omitted]

                               PHOENIX PROGRAM

                             [Pictures Omitted]

   MOST CONSUMER PRODUCTS COMPANIES HAVE A MERCHANDISING GROUP - WE HAVE A SMALL ARMY. Today's retail environment is contentious, with our competitors vying for shelf space, brand presence, product placement and sales. Meet Newell Rubbermaid's frontline force - the 542 team members of our Phoenix Program. They're no ordinary group of merchandisers. They're the most powerful in-store sales force in the industry.

        Phoenix team members work exclusively in the field with dedicated teams for Wal*Mart, The Home Depot and Lowe's, as well as other Strategic Accounts. Their mission: build rock-solid relationships with retailers at the store level. It's a mutually beneficial arrangement. We help the retailer merchandise more effectively, increasing sales for them and Newell Rubbermaid.

        Our Phoenicians are recent university graduates, high achievers with a visible passion for the business. They are not traditional merchandising reps. Sure, they perform product demonstrations and restock shelves, but their real talent lies in inventing profitable new retail marketing tactics on the fly that drive incremental sales for our products. Like cross-merchandising Sharpie{R} markers in the lumber department and other key contractor areas in The Home Depot; or training Lowe's associates on their innovative Size-in-Store Levolor window blind program; or securing high-velocity front register space for Rubbermaid{R} Stain Shield{TM} at Wal*Mart.

        Our Phoenicians are a source of future company leaders. Since we began, 255 Phoenicians have been promoted to mid-level sales and marketing positions, infusing a valuable store-level and consumer perspective into our organization. Hundreds of new graduates have replaced them, committed to making further inroads into our Strategic Accounts.



                                COLLABORATION


   OUR BUSINESS UNITS ARE DIVERSE, YET THEY SHARE MANY THINGS. TAKE BEST PRACTICES, FOR INSTANCE. Don't reinvent the wheel. An excellent strategy to follow for an enterprise as large and diverse as Newell Rubbermaid. That's why we continue to put such a heavy emphasis on sharing knowledge and resources. It's a focus that is paying off, not only in cost synergies from centralizing functions like purchasing, distribution and transportation, but also in the way that our people communicate and work together.

        A new collaborative spirit is emerging at Newell Rubbermaid as we continue to drive strategic and cultural change throughout the company. Put simply, we are reshaping ourselves from the top down and the bottom up. An example: we train all Phoenicians together as a group, regardless of their ultimate Strategic Account assignments. As a result, they have a collaborative mindset from day one, and they take that mindset with them as they move through the ranks.

        Collaboration has a positive impact on our new product development teams. Our new product development process is cross-functional, involving Marketing, R&D, Engineering, Purchasing, Manufacturing and Logistics. We also consistently gather input from external sources like our consumers and our retail partners. This level of collaboration makes us extremely efficient, reducing the time it takes to get to market with a new product. In fact, our Rubbermaid{R} Tough Tools{TM} program, which will launch in mid-2003, will be brought to market in less than 10 months.

        The Rubbermaid{R} Tough Tools{TM} program was defined through collaborative efforts between Rubbermaid and our hardware business. This program targets the beginner to intermediate do-it-yourself consumer for the most common household projects such as hanging a picture or installing a shelf. Combining the quality of our hand tools with the highly recognized Rubbermaid{R} brand, consumers who look to Rubbermaid for storage solutions will now look to Rubbermaid for project solutions.

        At Newell Rubbermaid we are more powerful acting as one. By combining our knowledge and expertise and leveraging our brands, we're creating an organization that responds more effectively and efficiently to changes in our competitive landscape.


                              [Picture Omitted]

        THE RUBBERMAID{R} TOUGH TOOLS{TM} PROGRAM IS A COLLABORATIVE EFFORT BETWEEN RUBBERMAID AND OUR HARDWARE BUSINESS.
        TARGETING THE BEGINNER TO INTERMEDIATE DO-IT-YOURSELF
        CONSUMERS, THESE ATTRACTIVE HIGH-QUALITY TOOLS HAVE A
        COMFORTABLE ERGONOMIC RUBBERIZED GRIP THAT WE BELIEVE IS
        DESTINED FOR SUCCESS WITH RETAILERS AS WELL AS END USERS.

                         [Pictures of tools omitted]



   NEWELL RUBBERMAID DIRECTORS

   WILLIAM P. SOVEY
   Chairman of the Board
   of the Company
   Age 69
   Director since 1986

   JOSEPH GALLI
   Chief Executive Officer
   of the Company
   Age 44
   Director since 2001

   SCOTT S. COWEN
   President, Tulane University
   Age 56
   Director since 1999

   ALTON F. DOODY
   President & Chief Executive
   Officer, Alton F. Doody Co., a
   Marketing Consulting Company
   Age 68
   Director since 1976

   ROBERT L. KATZ
   President, Robert L. Katz & Associates,
   Consultants in Corporate Strategy
   Age 76
   Director since 1975

   WILLIAM D. MAROHN
   Retired Vice Chairman of the Board,
   Whirlpool Corporation
   Age 62
   Director since 1999

   ELIZABETH CUTHBERT MILLETT
   Private Investor
   Age 46
   Director since 1995

   CYNTHIA A. MONTGOMERY
   Professor, Graduate School of Business
   Administration, Harvard University
   Age 50
   Director since 1995

   ALLAN P. NEWELL
   Private Investor
   Age 56
   Director since 1982


   GORDON R. SULLIVAN
   President, Association of the
   United States Army
   Age 65
   Director since 1999

   RAYMOND G. VIAULT
   Vice Chairman, General Mills, Inc.
   Age 58
   Director since 2002

   THOMAS E. CLARKE
   President, New Business Ventures
   Nike, Inc.
   Age 51
   Director since 2003
   Newell Rubbermaid Officers

   JOSEPH GALLI
   Chief Executive Officer
   Age 44
   Joined Company 2001

   WILLIAM T. ALLDREDGE
   President - Corporate Development
   & Chief Financial Officer
   Age 62
   Joined Company 1983

   JEFFREY E. COOLEY
   Group President - Calphalon Home
   Age 49
   Joined Company 1998

   ANDREA L. HORNE
   Vice President - Corporate
   Development & Corporate Secretary
   Age 37
   Joined Company 2000

   TIMOTHY J. JAHNKE
   Vice President - Human Resources
   Age 43
   Joined Company 1986

   DAVID A. KLATT
   Group President - Rubbermaid
   Age 38
   Joined Company 2001

   DOUGLAS L. MARTIN
   Vice President - Treasurer
   Age 40
   Joined Company 1987


   DALE L. MATSCHULLAT
   Vice President - General Counsel
   Age 57
   Joined Company 1989

   ROBERT S. PARKER
   Group President - Sharpie
   Age 57
   Joined Company 1992

   JAMES J. ROBERTS
   Group President - Irwin
   Age 44
   Joined Company 2001

   J. PATRICK ROBINSON
   Vice President - Controller
   Age 47
   Joined Company 2001
   Key Account Presidents

   PAUL G. BOITMANN
   President - The Home Depot Division
   Age 41
   Joined Company 2001

   RICHARD L. KERN
   President - Lowe's Division
   Age 41
   Joined Company 2001

   STEVEN R. SCHEYER
   President - Wal*Mart Division
   Age 44
   Joined Company 2001.


   STOCKHOLDER INFORMATION

   Additional copies of this annual report, proxy statement and Form 10-K filed with the Securities and Exchange Commission, dividend reinvestment plan information, recent and historical financial data and other information about Newell Rubbermaid are available without charge to interested stockholders upon request to:

        Investor Relations
        Newell Rubbermaid Inc.
        6833 Stalter Drive, Suite 100
        Rockford, IL 61108
        (800) 424-1941
        investor.relations@newellco.com

   or the Company's website at:

        www.newellrubbermaid.com


   ANNUAL MEETING OF STOCKHOLDERS

   The annual meeting of stockholders of Newell Rubbermaid will be held May 7, 2003, 10:00 a.m. local time at:

        The Northern Trust Company
        50 South LaSalle Street
        Chicago, Illinois 60675


   INVESTOR AND OTHER INQUIRIES

   Security analysts, investment professionals, news media and other inquiries should be directed to:

        David J. Honan
        Vice President - Investor Relations
        Newell Rubbermaid Inc.
        6833 Stalter Drive, Suite 100
        Rockford, IL 61108
        (815) 381-8150
        investor.relations@newellco.com

   STOCKHOLDER ACCOUNT MAINTENANCE

   Communications concerning the transfer of shares, lost certificates, dividends, dividend reinvestment, receipt of multiple dividend checks, duplicate mailings or change of address should be directed to the Transfer Agent and Registrar:

        EquiServe
        Newell Rubbermaid Inc.
        Transfer Agent
        PO Box 2500
        Jersey City, NJ 07303-2500
        (800) 317-4445
        www.equiserve.com

   Individual account information may be obtained on the Internet at http://gateway.equiserve.com


   RESEARCH COVERAGE

   A.G. Edwards & Sons
   Robert W. Baird
   Banc of America Securities
   Barrington Research Associates
   CIBC World Markets
   Fahnestock
   Goldman, Sachs & Co.
   Lynch, Jones & Ryan, Inc.
   Merrill Lynch
   Midwest Research
   Prudential Securities
   Raymond James & Associates
   Saloman Smith Barney
   Wachovia Securities

   ____________________________________________________________________

   FORWARD-LOOKING STATEMENTS

   The statements contained in this annual report that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of major factors that could cause actual results to differ materially from those projected, refer to Newell Rubbermaid's 2002 Form 10-K,
   Exhibit 99, filed with the Securities and Exchange Commission.
   ____________________________________________________________________


   PRODUCTS SHOWN ON BACK COVER
   * Rubbermaid{R} Paint Applicators            * Rubbermaid{R} Slim Cooler                * Goody{R} Leather Rose Ponytailer
   * Expo{R} Dry Erase Marker                   * Parker{R}51{TM} Special Edition          * Calphalon{R} Contemporary
   * Strait-Line{R} Laser Level                 * Sharpie{R} Grip Permanent Marker           Cutlery
   * Paper Mate{R} Clear Point{R} Pencils       * Quick Grip{R} Clamp                      * BernzOmatic{R} Quickfire{R} Torch
   * Graco{R} Quattro Tour{TM} Stroller         * Marathon{R} 7 1/4" Saw Blade             * Rubbermaid{R} Blue Ice{R} Action-
   * Levolor{R} Drapery Hardware                * Rubbermaid{R} TakeAlongs{R} Semi-          Packer{R} Soft Cooler
   * Little Tikes{R} Glitter Flitter{TM}          Disposable Food Storage                  * Waterman{R} Fountain Pen
   * Lenox{R} Utility Knife                       Containers                               * Connoisseur{R} and Burnes of
                                                * Little Tikes{R} Natural                    Boston{R} Picture Frames
                                                  Interiors{TM} Mission Design
                                                  Wooden Table and Chair

        THIS ANNUAL REPORT SHOULD BE READ IN CONJUNCTION WITH NEWELL RUBBERMAID'S PROXY STATEMENT, DATED MARCH 24, 2003, AND THE 2002 FORM
      10-K. COPIES OF THE PROXY STATEMENT AND FORM 10-K MAY BE OBTAINED
                     ONLINE AT WWW.NEWELLRUBBERMAID.COM.


                       [Pictures of products omitted]

                              Newell Rubbermaid
             29 East Stephenson Street, Freeport Illinois 61032
                  * 815-235-4171 * www.newellrubbermaid.com